Exhibit 99.1

AudioEye Reports Record Third Quarter 2023 Results

Thirty-First Consecutive Period of Record Revenue

TUCSON, Ariz. — November 2, 2023 — AudioEye, Inc. (Nasdaq: AEYE) (“AudioEye” or the “Company”), the industry-leading enterprise SaaS accessibility company, reported financial results for the third quarter ended September 30, 2023.

“We are pleased to deliver strong sequential ARR growth in the quarter and a record reported non-GAAP profit of approximately $300,000. In the fourth quarter, we anticipate building on this positive momentum, enabling us to deliver continued ARR growth, record reported non-GAAP profitability, and positive free cash flow,” said AudioEye CEO David Moradi.

Third Quarter 2023 Financial Results

●	Total revenue increased 2% to a record $7.84M from $7.7M in the same prior year period.
●	Gross profit increased to $6.1M (77% of total revenue) from $5.8M (75% of total revenue) in the same prior year period. The increase in gross profit was due to continued revenue growth compared to the same prior year period and decreases in the cost of revenue from improved automation in product offerings.
●	Total operating expenses decreased 8% to $7.4M from $8.1M in the same prior year period. The decrease in operating expenses was due primarily to increased efficiency in sales and marketing and lower non-recurring G&A expenses, partially offset by continued investment in R&D.
●	Net loss available to common stockholders improved 41% to $1.4M, or $(0.11) per share, from a net loss of $2.3M, or $(0.20) per share, in the same prior year period. The improvement in net loss was primarily due to increases in revenue and gross profit and increased efficiencies in sales and marketing and G&A.
●	Non-GAAP net profit in Q3 2023 was $0.3M, or $0.02 per share, compared to $0.1M, or $0.01 per share, in the same prior year period. For Q3 2023, the non-GAAP net profit and EPS performance reflect adjustments primarily for stock-based compensation expense and depreciation and amortization.
●	Annual Recurring Revenue (“ARR”) as of September 30, 2023, increased sequentially to $30.5M from $29.7M as of June 30, 2023.
●	As of September 30, 2023, the Company had $3.3M in cash, compared to $4.3M as of June 30, 2023. The decrease in cash was primarily driven by continued investment in R&D including software capitalization costs and working capital adjustments.

Other Updates

•	In August, AudioEye released findings from an analysis of over 900 known legal claims in the accessibility industry, revealing that customers leveraging AudioEye's managed digital accessibility solution are 67% less likely to receive a valid lawsuit claim compared to other industry solutions. The study also found that companies with no solution in place are most susceptible to accessibility claims and that AudioEye customers had the highest rates of protection against legal claims in the industry.
•	In September, AudioEye released its first-ever Digital Accessibility Index, a combination of automated AI findings coupled with expert audits from members of the disability community, to identify the most common digital accessibility issues across 40,000 websites. The findings concluded that every page tested had at least one accessibility error, and the average page had 37 items that failed one of the Web Content Accessibility Guidelines (WCAG) 2.1 success criteria. AudioEye's report also identified key barriers across retail, travel, financial services, media, insurance, and government organizations, which significantly impact the ability of people with a disability to utilize the internet successfully.
•	In September, AudioEye was named a winner of Best Accessibility Innovation in a SaaS Product in the international SaaS Awards program. Judges for the SaaS Awards noted that in addition to AudioEye’s ability to identify accessibility issues, its proactive steps to automate fixes, cutting-edge AI, and collaboration with the disability community “[exemplify] a transformative approach to digital accessibility.”
•	Customer count increased 32% to approximately 107,000 customers as of September 30, 2023, compared to about 81,000 as of September 30, 2022. The increase in customer count was driven by additions in Partner and Marketplace customers.

Financial Outlook

The Company expects to generate revenue of between $7.9 million and $8.0 million in the fourth quarter of 2023. Management also expects that non-GAAP profitability will increase sequentially and the Company will generate positive free cash flow in the fourth quarter.

Conference Call Information

AudioEye management will hold a conference call today, November 2, 2023 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results, followed by a question-and-answer period.

Date: Thursday, November 2, 2023

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

U.S. dial-in number: 888-348-8931

International number: 412-317-0453

Webcast: Q323 Webcast Link

Please call the conference telephone number 5-10 minutes prior to the start time. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

The conference call will also be webcast live and available for replay via the investor relations section of the Company’s website. The audio recording will remain available via the investor relations section of the Company’s website for 90 days.

A telephonic replay of the conference call will also be available after 7:30 p.m. Eastern Time on the same day through November 16, 2023 via the following numbers:

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay passcode: 10182669

About AudioEye

AudioEye exists to ensure the digital future we build is inclusive. By combining the latest AI automation technology with guidance from certified experts and direct input from the disability community, AudioEye helps ensure businesses of all sizes — including over 106,000 customers like Samsung, Calvin Klein, and Samsonite — are accessible. Holding 21 US patents, AudioEye helps companies solve every aspect of digital accessibility with flexible approaches that best meet their needs — from finding and removing barriers to navigating legal compliance, to ongoing training, monitoring and upkeep. Join AudioEye on its mission to eradicate barriers to digital access.

Forward-Looking Statements

Any statements in this press about AudioEye’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. Forward-looking statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “confident”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements contained herein include, but are not limited to, statements regarding future cash flows of the Company, anticipated contributions from new sales channels, expectations regarding the integration of BOIA and its products, long-term growth prospects, opportunities in the digital accessibility industry, our revenue and ARR guidance, and our expectation of investments in marketing and sales. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the variability of AudioEye’s revenue and financial performance; risks associated with our new platform, sales channels and offerings; product development and technological changes; the acceptance of AudioEye’s products in the marketplace; the effectiveness of our integration efforts; competition; inherent uncertainties and costs associated with litigation; and general economic conditions. These and other risks are described more fully in AudioEye’s filings with the Securities and Exchange Commission. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Forward-looking statements reflect management’s view as of the date of this press release, and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to update such forward-looking statements to reflect events or uncertainties after the date hereof. Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

About Key Operating Metrics

We consider annual recurring revenue (“ARR”) as a key operating metric and a key indicator of our overall business. We also use ARR as one of the primary methods for planning and forecasting overall expectations and for evaluating, on at least a quarterly and annual basis, actual results against such expectations.

We manage customers through two primary channels, Enterprise and Partner and Marketplace. Enterprise channel consists of our larger customers and organizations, including those with non-platform custom websites, who generally engage directly with AudioEye sales personnel for custom pricing and solutions. This channel also includes federal, state and local government agencies. The Partner and Marketplace channel consists of our CMS partners, platform & agency partners, authorized resellers and our marketplace. This channel serves small and medium sized businesses who are on a partner or reseller’s web-hosting platform or who purchase an AudioEye solution from our marketplace.

We define ARR as the sum of (i) for our Enterprise channel, the total of the annual recurring fee under each active contract at the date of determination, plus (ii) for our Partner and Marketplace channel, the monthly fee for all active customers at the date of determination, in each case, assuming no changes to the subscription, multiplied by 12. This determination includes both annual and monthly contracts for recurring products. Some of our contracts are cancelable, which may impact future ARR. ARR excludes revenue from our PDF remediation services business, one-time Website and Mobile App report services business and other miscellaneous non-recurring services.

Use of Non-GAAP Financial Measures

From time to time, we review adjusted financial measures that assist us in comparing our operating performance consistently over time, as such measures remove the impact of certain items, as applicable, such as our capital structure (primarily interest charges), items outside the control of the management team (taxes), and expenses that do not relate to our core operations, including significant transaction and litigation-related expenses and other costs that are expected to be non-recurring. In order to provide investors with greater insight and allow for a more comprehensive understanding of the information used in our financial and operational decision-making, the Company has supplemented the financial statements presented on a GAAP basis in this press release with the following non-GAAP financial measures: Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of Company results as reported under GAAP. The Company compensates for such limitations by relying primarily on our GAAP results and using non-GAAP financial measures only as supplemental data. We also provide a reconciliation of non-GAAP to GAAP measures used. Investors are encouraged to carefully review this reconciliation. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by us, may differ from and may not be comparable to similarly titled measures used by other companies.

Non-GAAP Earnings (Loss) and Non-GAAP Earnings (Loss) per Diluted Share

We define: (i) Non-GAAP earnings (loss) as net income (loss), plus (less) interest expense (income), plus depreciation and amortization expense, plus stock-based compensation expense, plus non-cash valuation adjustment to contingent consideration, plus certain litigation expense, plus certain acquisition expense, plus executive team restructuring cost, and plus loss on disposal or impairment of long-lived assets; and (ii) Non-GAAP earnings (loss) per diluted share as net income (loss) per diluted common share, plus (less) interest expense (income), plus depreciation and amortization expense, plus stock-based compensation expense, plus non-cash valuation adjustment to contingent consideration, plus certain litigation expense, plus certain acquisition expense, plus executive team restructuring cost, and plus loss on disposal or impairment of long-lived assets, each on a per share basis. Non-GAAP earnings per diluted share would include incremental shares in the share count that are considered anti-dilutive in a GAAP net loss position. However, no incremental shares apply when there is a Non-GAAP loss per diluted share, as is the case for one of the periods presented in this press release.

Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share are used to facilitate a comparison of our operating performance on a consistent basis from period to period and provide for a more complete understanding of factors and trends affecting our business than GAAP measures alone. All of the items adjusted in the Non-GAAP earnings (loss) to net loss and the related per share calculations are either recurring non-cash items, or items that management does not consider in assessing our on-going operating performance. In the case of the non-cash items, such as stock-based compensation expense and valuation adjustments to assets and liabilities, management believes that investors may find it useful to assess our comparative operating performance because the measures without such items are expected to be less susceptible to variances in actual performance resulting from expenses that do not relate to our core operations and are more reflective of other factors that affect operating performance. In the case of items that do not relate to our core operations, management believes that investors may find it useful to assess our operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

Non-GAAP earnings (loss) is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities, despite the advantages regarding the use and analysis of these measures as mentioned above. Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share, as disclosed in this press release, have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP; nor are these measures intended to be measures of liquidity or free cash flow for our discretionary use.

To properly and prudently evaluate our business, we encourage readers to review the GAAP financial statements included elsewhere in this press release, and not rely on any single financial measure to evaluate our business. The following table sets forth reconciliations of Non-GAAP earnings (loss) to net loss, the most directly comparable GAAP-based measure, as well as Non-GAAP earnings (loss) per diluted share to net loss per diluted share, the most directly comparable GAAP-based measure. We strongly urge readers to review these reconciliations, along with the financial statements included elsewhere in this press release.

Investor Contact:

Tom Colton or Luke Johnson

Gateway Investor Relations

AEYE@gateway-grp.com

949-574-3860

AUDIOEYE, INC.

STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2023	2022	2023	2022
Revenue	$7,838	$7,700	$23,446	$22,175

Cost of revenue	1,788	1,923	5,277	5,474

Gross profit	6,050	5,777	18,169	16,701

Operating expenses:
Selling and marketing	2,891	3,351	9,387	10,502
Research and development	1,955	1,542	5,734	4,477
General and administrative	2,594	3,166	8,520	10,227
Total operating expenses	7,440	8,059	23,641	25,206

Operating loss	(1,390)	(2,282)	(5,472)	(8,505)

Interest income (expense), net	35	(1)	133	(4)

Net loss	(1,355)	(2,283)	(5,339)	(8,509)

Net loss per common share-basic and diluted	$(0.11)	$(0.20)	$(0.46)	$(0.74)

Weighted average common shares outstanding-basic and diluted	11,822	11,458	11,733	11,464

AUDIOEYE, INC.

BALANCE SHEETS

(unaudited)

	September 30,	December 31,
(in thousands, except per share data)	2023	2022
ASSETS
Current assets:
Cash	$3,274	$6,904
Accounts receivable, net	4,409	5,418
Prepaid expenses and other current assets	660	644
Total current assets	8,343	12,966

Property and equipment, net	241	161
Right of use assets	691	1,154
Intangible assets, net	5,874	6,041
Goodwill	4,001	4,001
Other	104	105
Total assets	$19,254	$24,428

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,113	$2,452
Operating lease liabilities	374	468
Finance lease liabilities	14	38
Deferred revenue	6,358	7,125
Contingent consideration	2,157	979
Total current liabilities	11,016	11,062

Long term liabilities:
Operating lease liabilities	463	745
Finance lease liabilities	—	7
Deferred revenue	12	73
Contingent consideration, long term	—	1,952
Total liabilities	11,491	13,839

Stockholders’ equity:
Preferred stock, $0.00001 par value, 10,000 shares authorized
Common stock, $0.00001 par value, 50,000 shares authorized, 11,876 and 11,551 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	1	1
Additional paid-in capital	95,583	93,070
Accumulated deficit	(87,821)	(82,482)
Total stockholders’ equity	7,763	10,589

Total liabilities and stockholders’ equity	$19,254	$24,428

AUDIOEYE, INC.

RECONCILIATIONS OF GAAP to NON-GAAP FINANCIAL MEASURES

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2023	2022	2023	2022
Non-GAAP Earnings (Loss) Reconciliation
Net loss (GAAP)	$(1,355)	$(2,283)	$(5,339)	$(8,509)
Non-cash valuation adjustment to contingent consideration	(14)	24	200	182
Interest (income) expense, net	(35)	1	(133)	4
Stock-based compensation expense	886	1,308	3,035	3,494
Acquisition expense (1)	—	7	—	247
Litigation expense (2)	106	449	300	1,810
Executive team restructuring cost (3)	63	—	63	—
Depreciation and amortization	567	598	1,670	1,607
Loss on disposal or impairment of long-lived assets	73	43	220	50
Non-GAAP earnings (loss)	$291	$147	$16	$(1,115)

Non-GAAP Earnings (Loss) per Diluted Share Reconciliation
Net loss per common share (GAAP) — diluted	$(0.11)	$(0.20)	$(0.46)	$(0.74)
Non-cash valuation adjustment to contingent consideration	—	—	0.02	0.02
Interest (income) expense, net	—	—	(0.01)	—
Stock-based compensation expense	0.07	0.11	0.26	0.30
Acquisition expense (1)	—	—	—	0.02
Litigation expense (2)	0.01	0.04	0.03	0.16
Executive team restructuring cost (3)	0.01	—	0.01	—
Depreciation and amortization	0.05	0.05	0.14	0.14
Loss on disposal or impairment of long-lived assets	0.01	—	0.02	—
Non-GAAP earnings (loss) per diluted share (4)	$0.02	$0.01	$0.00	$(0.10)
Diluted weighted average shares (GAAP)	11,822	11,458	11,733	11,464
Includable incremental shares (Non-GAAP) (4)	412	760	376	—
Adjusted diluted shares (Non-GAAP) (5)	12,234	12,218	12,109	11,464

(1)	Represents legal and accounting fees associated with the BOIA acquisition.

(2)	Represents legal expenses related primarily to non-recurring litigation pursued by the Company.

(3)	Represents severance expense associated with the restructuring in executive roles.

(4)	Non-GAAP earnings per adjusted diluted share for our common stock is computed using the treasury stock method.

(5)	The number of diluted weighted average shares used for this calculation is the same as the weighted average common shares outstanding share count when the Company reports a GAAP and non-GAAP net loss.